EXHIBIT 21

                         SUBSIDIARIES OF BALLARD MEDICAL PRODUCTS


                         JURISDICTION OF     BUSINESS       PARENT
        SUBSIDIARY       INCORPORATION       NAME           CORPORATION

        1194127          Canada              1194127        691555
        Ontario Inc.                         Ontario Inc.   Ontario
                                                            Limited

        691555 Ontario   Canada              Preferred      Ballard
        Limited                              Medical        Medical
                                             Products       Products
                                                            (Canada)
                                                            Inc.

        Ballard          Virgin              Ballard        Ballard
        International,   Islands             International, Medical
        Inc.                                 Inc.           Products

        Ballard          Canada              Ballard        Ballard
        Medical                              Medical        Medical
        Products                             Products       Products
        (Canada)                             (Canada)
        Inc.                                 Inc.

        Ballard          Utah                Ballard        Ballard
        Purchase                             Purchase       Medical
        Corporation                          Cororation     Products

        Ballard          Utah                Ballard        Ballard
        Real Estate                          Real Estate    Medical
        Holdings, Inc.                       Holdings, Inc. Products

        Cardiotronics    Colorado            Cardiotronics  Ballard
        Sytems, Inc.                         Systems, Inc.  Medical
                                                            Products

        Medical          California          Medical        Ballard
        Innovations                          Innovations    Medical
        Corporation                          Corporation    Products

        Mist Assist,     Delaware            Mist Assist,   Ballard
        Inc.                                 Inc.           Medical
                                                            Products

        Plastic          Ohio                Plastic        Ballard
        Engineered                           Engineered     Medical
        Products                             Products       Products
        Company                              Company

        Preferred        New York            Preferred      691555
        Medical                              Medical        Ontario
        Products, Inc.                       Products       Limited

        R2 Medical       California          R2 Medical     Cardiotronics
        Systems, Inc.                        Systems, Inc.  Systems, Inc.